SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2002

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

10735 Willows Road NE, Redmond, WA 98052 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant's telephone number, including area code)

Item 4.	Changes in Registrant's Certifying Accountant.

(a)     On April 22, 2002, the Audit Committee of the Board of Directors of Metawave Communications Corporation (the "Company") and its independent accountant, Arthur Andersen LLP ("Andersen") mutually agreed that Andersen will not stand for re-election for the 2002 audit and quarterly reviews.

          The reports of Andersen on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion, disclaimer of opinion or scope limitation. The report of Andersen on the Company's 2001 consolidated financial statements included an "emphasis of a matter" paragraph related to uncertainties regarding asserted and potential unasserted claims that exist that raise substantial doubt about the Company's ability to continue as a going concern. The report of Andersen on the Company's 2001 and 2000 consolidated financial statements included a paragraph explaining that, effective January 1, 2000, the Company changed its accounting method for certain equipment revenue. During the Company's two most recent fiscal years, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the matter in their report.

          In connection with their audit of the Company's financial statements as of and for the year ended December 31, 2001, Andersen advised the Company that it had identified certain deficiencies in the Company's internal control procedures that Andersen considered to be a "material weakness" under standards established by the American Institute of Certified Public Accountants. Andersen advised the Audit Committee in a letter dated April 12, 2002 that it identified certain deficiencies in the Company's accounting and financial reporting infrastructure that contributed to (i) the existence of unrecorded side agreements with respect to revenue recognized in Asia during 2001 related to SpotLight GSM customers in Asia and (ii) certain deficiencies in the Company's ability to track and manage inventory balances and record costs of inventories.

          These matters have been discussed by Andersen with the Audit Committee of the Board of Directors of the Company. The Company has authorized Andersen to respond fully to the inquiries of the Company's successor accountant concerning these matters.

          The Company believes the material weakness reported by Andersen no longer exists because of the restructuring of its Asian operations and certain operational reforms undertaken by the Company.

          There were no other reportable events (as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v)). The Company has requested that Andersen furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 26, 2002, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.
16.1	Letter of Arthur Andersen LLP dated April 26, 2002 regarding the disclosure contained in Item 4 of this report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: April 25, 2002	By: /s/ Kathryn Surace-Smith Kathryn Surace-Smith Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
Exhibit Number	Description
16.1	Letter of Arthur Andersen LLP dated April 26, 2002 regarding the disclosure contained in Item 4 of this report on Form 8-K.